Exhibit 10.11

LTIP UNIT VESTING AGREEMENT

(Cherry Hill Mortgage Investment Corporation 2013 Equity Incentive Plan )

This LTIP Unit Vesting Agreement (this “Agreement”), dated as of             , 20     (the “Grant Date”), is made by and among Cherry Hill Mortgage Investment Corporation, a Maryland corporation (the “Company”), Cherry Hill Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), and                      (the “Participant”). On the Grant Date the Participant was granted an Other Equity-Based Award under the Company’s 2013 Equity Incentive Plan (the “Plan”) covering the LTIP Units issued by the Partnership as described in Section 1. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan, attached hereto as Exhibit A, and the Agreement of Limited Partnership of the Partnership, as amended from time to time (the “Partnership Agreement”), attached hereto as Exhibit B.

1.	Other Equity-Based Award of LTIP Units. The Company hereby grants to the Participant an Other Equity-Based Award consisting of LTIP Units issued by the Partnership, subject to all of the terms and conditions of this Agreement, the Plan and the Partnership Agreement. The LTIP Units granted hereunder shall be vested on the Grant Date and shall not be subject to forfeiture.

2.	Distributions and Allocations. The Participant will be eligible to receive certain distributions and allocations with respect to the LTIP Units by the Partnership as set forth in the Partnership Agreement.

3.	Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the LTIP Units by any holder thereof in violation of the provisions of this Agreement, the Plan or the Partnership Agreement will be valid, and the Company, in its capacity as the General Partner, will not transfer any of said LTIP Units on the Partnership’s books, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company, in its capacity as the General Partner. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

4.	Tax Withholding. The Participant understands that he or she (and not the Company or the Partnership) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant shall pay to the Partnership promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the LTIP Units, an amount equal to the taxes the Company, in its capacity as Tax Matters Partner of the Partnership, determines the Partnership is required to withhold under applicable tax laws with respect to such LTIP Units. The Participant may satisfy the foregoing requirement by making a payment to the Partnership in cash or check having a value equal to the minimum amount of tax required to be withheld.

5.	Failure to Enforce Not a Waiver. The failure of the Company or the Partnership to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

6.	Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware.

7.

Incorporation of Plan and Partnership Agreement. The Plan and the Partnership Agreement are hereby incorporated by reference and made a part hereof, and the LTIP Units and this Agreement shall be subject to all terms and conditions of the

Plan and the Partnership Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan and the Partnership Agreement, the provisions of the Plan and the Partnership Agreement shall govern.

8.	Changes in Capital Structure. In the event of any merger, reorganization, consolidation, recapitalization, special dividend or distribution (whether in cash, partnership units or other property, other than the payment of any cash distributions by the Partnership in the ordinary course), share split, reverse share split, spin-off or similar transaction or other change in capital structure affecting the Common Units of the Partnership or the value thereof, the LTIP Units shall be appropriately adjusted so that the value of, and the rights relating to, the LTIP Units are preserved in or impacted by such transaction in the same manner that the value of, and the rights relating to, the Common Units are preserved in or impacted by such transaction.

9.	Section 409A Compliance. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Board or the Committee determines that the Plan or the LTIP Units are subject to Section 409A of the Internal Revenue Code of 1985, as amended (the “Code”) and fails to comply with or be exempt from the requirements of Section 409A of the Code, the Board, for itself and the Committee, reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace the LTIP Units in order to cause the LTIP Units to either not be subject to Section 409A of the Code or to comply with or be exempt from the applicable provisions of such section.

10.	Survival of Terms. This Agreement shall apply to and bind the Participant, the Company and the Partnership and each of their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

11.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

12.	Agreement Not a Contract for Services. Neither the Plan, the Partnership Agreement, the granting of the LTIP Units, this Agreement nor any other action taken pursuant to the Plan, the Partnership Agreement or this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company, the Partnership or any of their Affiliates for any period of time or at any specific rate of compensation.

13.	Authority of the Board and the Committee. As set forth in the Plan, the Board and the Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement, which determination as to any such matter of interpretation or construction shall be final, binding and conclusive.

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14.	Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

15.	Acceptance.

(a)	The Participant hereby acknowledges receipt of a copy of the Plan, the Partnership Agreement and this Agreement. The Participant has read and understands the terms and provisions of the Plan, the Partnership Agreement and this Agreement, and accepts the LTIP Units subject to all the terms and conditions of the Plan, the Partnership Agreement and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan and this Agreement made by the Board and the Committee upon any questions arising under this Agreement.

(b)	The Participant hereby acknowledges that he or she shall have no rights with respect to the LTIP Units awarded hereunder unless he or she shall have accepted this Agreement by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Participant is already a Limited Partner, signing, as a Limited Partner, and delivering to the Partnership the counterpart signature page to the Partnership Agreement, attached hereto as Exhibit C. Upon (A) acceptance of this Agreement by the Participant and (B) execution and delivery to the Partnership of the counterpart signature page to the Partnership Agreement, the Company, in its capacity as General Partner, shall amend the Partnership Agreement to reflect the issuance of the LTIP Units to the Participant, effective as of the Grant Date, and the admission of the Participant to the Partnership as a Limited Partner, effective as of the Grant Date (unless the Participant is already a Limited Partner).

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this LTIP Unit Vesting Agreement on the day and year first above written.

COMPANY:

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

By:
Name:
Title:

PARTNERSHIP:

CHERRY HILL OPERATING PARTNERSHIP, LP

By:	CHERRY HILL MORTGAGE INVESTMENT CORPORATION

By:
Name:
Title:

PARTICIPANT:

Signature:

Address:

Exhibit A

Plan

(See attached.)

Exhibit B

Partnership Agreement

(See attached.)

Exhibit C

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Participant desiring to become one of the within named Partners of Cherry Hill Operating Partnership, LP (the “Partnership”), hereby becomes a party to the Agreement of Limited Partnership of Cherry Hill Operating Partnership, LP, (the “Partnership Agreement”) effective as of             , 20    . The Participant agrees to be bound by the Partnership Agreement. The Participant also agrees that this signature page may be attached to, and hereby authorizes the General Partner (as defined in the Partnership Agreement) to attach this signature page to, any counterpart of the Partnership Agreement.

Date: , 20
Signature of Limited Partner

Limited Partner’s name and address:

Name:

Address: